Exhibit 32.1
Written Statement of the Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. §1350
Solely for the purposes of complying with 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chief Executive Officer and Chief Financial Officer of Alliant Energy Corporation (the “Company”), hereby certify, based on our knowledge, that the Annual Report on Form 10-K of the Company for the year ended December 31, 2017 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Patricia L. Kampling
Patricia L. Kampling
Chairman and Chief Executive Officer

/s/ Robert J. Durian
Robert J. Durian
Senior Vice President, Chief Financial Officer and Treasurer

February 23, 2018